UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

May 15, 2012 (May 13, 2013)
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

World Headquarters
1 Elmcroft Road
Stamford, Connecticut 06926-0700
(Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03    Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year
On May 13, 2013, the Board of Directors (the “Board”) of Pitney Bowes Inc. (the “Company”) adopted Amended and Restated By-Laws of the Company (the “Amended and Restated By-laws”). The Amended and Restated By-laws became effective immediately upon their adoption by the Board. A summary of the changes to the Amended and Restated By-laws is set forth below.

•	Special Meetings of the Board. The Amended and Restated By-laws provide that special meetings of the Board may also be called by any two directors by written request to the Chairman.

•
Advance Notice Requirements. The Amended and Restated By-laws also revised the Company’s existing advance notice requirements to provide that, to be considered timely, a stockholder’s advance notice for nominations or other business to be brought before an annual meeting must be delivered between 90 and 120 days of the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is more than 30 days before or 60 days after such anniversary, such notice must be delivered between 90 and 120 days prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement is first made. The Amended and Restated By-laws also include certain additional disclosure requirements for any stockholder intending to make nominations or bring other business before an annual meeting.

For a stockholder nomination or a proposal of other business to be considered at the Company’s 2014 annual meeting of stockholders, it must be properly submitted to the Company’s Secretary at the Company’s principal executive offices no earlier than January 13, 2014 and no later than February 12, 2014.

•
Emergency By-laws. The Amended and Restated By-laws provide that, in the event of an emergency as a result of which a quorum of the Board or a standing committee of the Board cannot readily be convened, the director or directors in attendance at a meeting thereof shall constitute a quorum and may appoint any standing or temporary committees as they shall deem necessary and appropriate.

•
Miscellaneous. The Amended and Restated By-laws also contain a number of conforming and other non-material changes, such as providing for electronic transmission of waivers and when the Board can act by committee.

The description above is qualified in its entirety by reference to the Amended and Restated By-laws, a copy of which is filed as Exhibit 3 to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.
ITEM 5.07  Submission of Matters to a Vote of Security Holders.

(a)	The Company’s Annual Meeting was held on May 13, 2013.

(b)
Each of the matters submitted to the stockholders was approved by the requisite voting power required for approval of the respective proposal. The results of the voting on the matters submitted to the stockholders are as follows:

Proposal 1 – Election of Directors
The following individuals were elected to serve as directors of the Company for a one year term expiring at the 2014 Annual Meeting of Stockholders.

Director Nominee	Vote For	Vote Against	Abstain	Broker Non-Vote
Linda G. Alvarado	118,270,998	2,638,530	655,513	45,531,094
Ann M. Busquet	118,774,390	2,114,891	675,760	45,531,094
Roger Fradin	118,882,559	1,973,836	708,646	45,531,094
Anne Sutherland Fuchs	118,591,656	2,291,734	681,651	45,531,094
S. Douglas Hutcheson	118,873,468	1,979,177	712,396	45,531,094
Marc B. Lautenbach	118,815,384	2,057,490	692,167	45,531,094
Eduardo R. Menascé	118,219,650	2,638,600	706,791	45,531,094
Michael I. Roth	117,404,911	3,445,693	714,437	45,531,094
David L. Shedlarz	118,420,247	2,430,574	714,220	45,531,094
David B. Snow, Jr.	118,736,594	2,114,602	713,845	45,531,094

Proposal 2 – Ratification of the Audit Committee’s Appointment of the Independent Accountants for 2013
The appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2013 was ratified. The voting results were as follows:

Vote For	Vote Against	Abstain	Broker Non-Vote
164,272,304	1,729,125	1,094,706	0

Proposal 3 – Advisory Vote on Executive Compensation
The advisory vote on executive compensation was approved. The voting results were as follows:

Vote For	Vote Against	Abstain	Broker Non-Vote
112,533,273	7,645,565	1,386,203	45,531,094

The board of directors and the Executive Compensation Committee will consider the voting results when making future decisions regarding the executive compensation program.

Proposal 4 – Pitney Bowes Inc. 2013 Stock Plan
The Pitney Bowes Inc. 2013 Stock Plan was approved. The voting results were as follows:

Vote For	Vote Against	Abstain	Broker Non-Vote
107,700,194	12,474,088	1,390,759	45,531,094

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number

(3)	Pitney Bowes Inc. Amended and Restated By-laws (effective as of May 13, 2013)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

May 15, 2013

/s/ Amy C. Corn
Amy C. Corn
Vice President, Secretary and Chief Governance Officer